 Exhibit 10.4

This SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of December 23, 2013 between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Seller”), and AQUA PROPERTY NT-HCI, LLC, a Delaware limited liability company (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement dated as of November 19, 2013 (as amended from time to time, the “PSA”), with respect to the sale of certain premises commonly known as the Pinebrook Retirement Living Center in Milford, Ohio, as more particularly described therein; and

WHEREAS, Seller and Buyer desire to amend the PSA as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the PSA.

2.           The definition of “Scheduled Closing Date” (as defined in Section 1.1 of the PSA) shall be amended by replacing the reference to “December 23, 2013” in clause (a)(i)(A) thereof to “December 27, 2013”.

3.           Pursuant to Section 2.3 of the PSA, Buyer is hereby deemed to give notice to Seller that Buyer is electing to proceed with the Transaction, and, accordingly, the “Commitment Date” shall be deemed to have occurred as of December 23, 2013 and the Review Period shall be deemed to have expired on such Commitment Date.

4.           Except as expressly set forth in this Amendment, the PSA is unmodified and is in full force and effect, and the PSA as modified by this Amendment is ratified and confirmed. All references to the PSA shall be deemed to refer to the PSA as amended by this Amendment.

5.          This Amendment (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, (ii) may be executed in one or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument, even where such executed counterpart is delivered via facsimile or Portable Document Format, and (iii) shall be governed, interpreted and enforced in accordance with the provisions of the PSA.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date first above written.

SELLER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ David Arreola
Name: David Arreola
Title: Vice President

BUYER:

AQUA PROPERTY NT-HCI, LLC,
a Delaware limited liability company

By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel
and Secretary

[Signature Page to Second Amendment to Purchase and Sale Agreement]